UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

GUIDELINE, INC.
(Exact Name of Registrant as Specified in Charter)

New York	0-15152	13-2670985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Avenue of the Americas, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 645-4500

Find/SVP, Inc.
(Former Name or Former Address, if Changed Since Last Report)

☐	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2006, after obtaining the approval of its shareholders at a special meeting of shareholders of Find/SVP, Inc. (the “Registrant”) called for the purpose of changing the Registrant’s name to Guideline, Inc., the Registrant filed a Certificate of Amendment to the Certificate of Incorporation, as amended (the “Certificate of Amendment”), of the Registrant pursuant to which the Registrant changed its name to Guideline, Inc. In connection with the name change to Guideline, Inc., the Registrant has obtained a new ticker symbol, “GDLN,” for its shares of common stock that trade on the OTC Bulletin Board (OTCBB). A copy of the Certificate of Amendment and the Registrant’s press releases announcing the name change to Guideline, Inc. and the new ticker symbol are attached hereto as Exhibits 3.1, 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibits are filed herewith as a part of this report:

Exhibit	Description
3.1	Certificate of Amendment to the Certificate of Incorporation, as amended, of the Registrant.

99.1	Press Release dated March 14, 2006 announcing the change of the Registrant’s name to Guideline, Inc.

99.2	Press Release dated March 15, 2006 announcing the new ticker symbol for the Registrant’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDELINE, INC.

Date: March 16, 2006	By:	/s/ Peter Stone
Name: Peter Stone
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Amendment to the Certificate of Incorporation, as amended, of the Registrant.

99.1	Press Release dated March 14, 2006 announcing the change of the Registrant’s name to Guideline, Inc.

99.2	Press Release dated March 15, 2006 announcing the new ticker symbol for the Registrant’s common stock.